Exhibit 99.1

Sino Gas International Holdings, Inc. Announces Closing of Going Private Transaction

BEIJING and SALT LAKE CITY, Nov. 26, 2014 /PRNewswire/ -- Sino Gas International Holdings, Inc. (the "Company", OTCBB: SGAS), a Utah corporation engaging in the development of natural gas distribution systems and the distribution of natural gas to residential and industrial customers in small- and medium-sized cities in the People's Republic of China, today announced the completion on November 26, 2014 of the merger (the "Merger") contemplated by the previously announced Agreement and Plan of Merger, dated as of April 3, 2014, as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger dated June 2, 2014 by and between Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company (the "Merger Agreement") providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent.  Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company's stockholders at a special meeting held on August 6, 2014, at the effective time of the Merger (the "Effective Time"), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US $1.30 in cash, without interest, less any applicable withholding taxes,  except for (a) shares of common stock owned by the Company or any of the Company's subsidiaries, which will be cancelled at the effective time of the merger for no consideration, (b) all of the shares of common stock currently beneficially owned by Mr. Yuchuan Liu, the Company's Chief Executive Officer, which, pursuant to a contribution agreement entered into among Mr. Yuchuan Liu, Parent and Harmony Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and the wholly owned parent of Parent ("Holdco") dated April 3, 2014, will be contributed to Parent and will be cancelled for no consideration at the effective time of the merger, and (c) shares of common stock owned by shareholders who have exercised and perfected dissenters' rights in accordance with applicable Utah law.

Stockholders of record will receive a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the merger consideration. Stockholders should wait to receive the letter of transmittal before surrendering their stock certificates.

About Sino Gas International Holdings, Inc.

Sino Gas International Holdings, Inc. is engaged in the development of natural gas distribution systems and the distribution, through its indirectly owned subsidiaries in the PRC, Beijing ZhongranWeiye Gas Co., Ltd. ("Beijing Gas") and its subsidiaries, of natural gas to residential and industrial customers in small- and medium-sized cities in the People's Republic of China (the "PRC" or "China").

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that have been filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT: Sino Gas International Holdings Inc., Jin Wang, Facsimile: +86 10 8260 0042, Email: wangjin@sino-gas.com